Exhibit 14(b)

Independent Auditors’ Consent

The Board of Directors
Advantus Bond Fund, Inc.
Advantus Cornerstone Fund, Inc.
Advantus Enterprise Fund, Inc.
Advantus Horizon Fund, Inc.
Advantus Index 500 Fund, Inc.
Advantus International Balanced Fund, Inc.
Advantus Money Market Fund, Inc.
Advantus Mortgage Securities Fund, Inc.
Advantus Real Estate Securities Fund, Inc.
Advantus Spectrum Fund, Inc.
Advantus Venture Fund, Inc.:

We consent to the use of our reports dated November 8, 2002 and September 5, 2003 incorporated by reference herein and to the reference to our Firm under the heading “Other Service Providers” in this combined proxy and registration statement on Form N-14.

/s/ KPMG LLP

Minneapolis, Minnesota
January 30, 2004